Exhibit 10.3

EXECUTION VERSION

CUSTODIAL AGREEMENT

Among

MERRILL LYNCH COMMERCIAL FINANCE CORP.

as Buyer

and

MORTGAGEIT, INC.,
as Seller

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Custodian

Dated as of June 20, 2003

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EXHIBITS

EXHIBIT 1	Mortgage File
EXHIBIT 2	Form of Trust Receipt
EXHIBIT 3	Form of Request for Release of Documents and Receipt
EXHIBIT 4	Authorized Representatives of the Custodian
EXHIBIT 5	Authorized Representatives of the Seller
EXHIBIT 6	Authorized Representatives of the Buyer
EXHIBIT 7	Form of Mortgage Loan Schedule
EXHIBIT 8	Form of Repurchase Release
EXHIBIT 9	Form of Lost Note Affidavit
EXHIBIT 10	Form of Wet-Ink Trust Receipt
EXHIBIT 11	Approved Bailees
EXHIBIT 12	Approved Takeout Investors
EXHIBIT 13	Form of Bailee Letter
EXHIBIT 14	Form of Bailee Violation Letter

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THIS CUSTODIAL AGREEMENT, dated as of June 20, 2003 (this “Agreement“) is made by and between Merrill Lynch Commercial Finance Corp. (the “Buyer”), Mortgage IT, Inc. (the “Seller”) and Deutsche Bank National Trust Company, as Custodian (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Buyer and the Seller may, from time to time, enter into transactions (each, a “Transaction”) in which the Buyer shall purchase from the Seller certain Mortgage Loans, with a simultaneous agreement by the Seller to repurchase such Purchased Mortgage Loans as provided in that certain Master Repurchase Agreement dated as of June 20, 2003 between the Seller and the Buyer (the “Repurchase Agreement”); and

WHEREAS, the Buyer has requested the Custodian to act as custodian on behalf of the Buyer for purposes of holding the Purchased Mortgage Loans purchased by Buyer from the Seller pursuant to the Repurchase Agreement; and

WHEREAS, the Custodian is a national banking association, is otherwise authorized to act as the Custodian pursuant to this Agreement, and has agreed to act as custodian/bailee for hire for the Buyer, all as more particularly set forth herein; and

WHEREAS, the Seller shall from time to time deliver Purchased Mortgage Loans to the Custodian that are subject to a Transaction, and has agreed to deliver or cause to be delivered to the Custodian certain documents with respect to the Purchased Mortgage Loans subject to each Transaction in accordance with the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

Section 1.                                            Definitions.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Repurchase Agreement.

“Additional Purchased Mortgage Loans” shall have the meaning set forth in Section 5 hereof.

“Agency” shall mean Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agreement” shall mean this Custodial Agreement and all amendments and attachments hereto and supplements hereof.

“Anticipated Settlement Date” shall mean the anticipated settlement date for any Takeout Commitment.

“Approved Bailee” shall mean an Approved Takeout Investor or an Approved Bailee listed on Exhibit 11 hereto.

“Approved Takeout Investor” shall mean (i) any Agency, (ii) any institution listed on Exhibit 12 which has made a Takeout Commitment and has been approved by Buyer or (iii) any other institution which has otherwise been approved in writing by Buyer.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

“Authorized Representative“ shall have the meaning set forth in Section 26 hereof.

“Bailee Letter” shall mean a master bailee letter, in the form of Exhibit 13, for use by Custodian in connection with the delivery of a Mortgage File as contemplated in Section 9 hereof.

“Bailee Violation Letter” shall mean a letter in the form of Exhibit 14 hereto.

“Business Day” shall mean any day excluding (i) Saturday, Sunday or (ii) any day on which banks located in the States of New York or California are authorized or permitted to close for business or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Merrill Lynch Commercial Finance Corp. or its successor in interest or assigns.

“Committed Mortgage Loan” shall mean any Mortgage Loan which is the subject of a Takeout Commitment with an Approved Takeout Investor.

“Custodian” shall mean Deutsche Bank National Trust Company, or any successor in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

“Electronic Agent” shall mean MERSCORP, Inc., or its successor in interest or assigns.

“Event of Default” shall mean any event of default under the Repurchase Agreement or any confirmation thereunder.

“Fannie Mae” shall mean Fannie Mae, and any successor thereto.

“Freddie Mac” shall mean Freddie Mac, and any successor thereto.

“GNMA” shall mean the Government National Mortgage Association, and any successor thereto.

“Indemnitee” shall have the meaning set forth in Section 21(a) hereof.

“Last Endorsee” shall have the meaning set forth in Section 3 hereof.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., or its successors or assigns.

“MERS System” shall mean the Electronic Agent’s mortgage electronic registry system.

“Mortgage” shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the Mortgaged Property described therein.

“Mortgage File” shall have the meaning set forth in Exhibit 1 attached hereto.

“Mortgage Loan” shall mean any residential real estate secured loan, including, without limitation: (i) a promissory note, any reformation thereof and related deed of trust (or mortgage) and security agreement; (ii) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Seller to return premiums or payments with respect thereto; and (iii) all right, title and interest of the Seller in the property covered by such deed of trust (or mortgage).

“Mortgage Loan Schedule” shall mean a schedule in written and computer readable formats of Purchased Mortgage Loans, containing the information set forth in Exhibit 7 hereto and otherwise acceptable to the Buyer.

“Mortgage Loan Schedule and Exception Report” shall mean a list of Purchased Mortgage Loans delivered by the Custodian to the Buyer, reflecting the Mortgage Loans held by the Custodian for the benefit of the Buyer, which includes codes indicating any exceptions with respect to each Mortgage Loan listed thereon.  Each Mortgage Loan Schedule and Exception Report shall set forth (a) the Mortgage Loans being purchased by the Buyer on any applicable Purchase Date as well as the Mortgage Loans previously purchased by the Buyer and held by the Custodian hereunder, and (b) all exceptions with respect thereto, with any updates thereto from time to time last delivered.

“Mortgage Note” shall mean the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, as the same may be reformed or amended from time to time.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Notice of Bailment” shall mean a notice, in the form of Schedule 1 to the Bailee Letter, delivered by Custodian to an Approved Bailee in connection with each delivery to such Approved Bailee of the applicable portion of each Submission Package.

“Notice of Default” shall mean written notice delivered by the Buyer to the Custodian and the Seller stating that an Event of Default has occurred.

“Officer’s Certificate” shall mean a certificate signed by a Responsible Officer of the Person delivering such certificate and delivered as required by this Custodial Agreement.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required under the Repurchase Agreement with respect to certain Mortgage Loans.

“Purchase Date” shall mean with respect to each Purchased Mortgage Loan, the date on which such Purchased Mortgage Loan is purchased by the Buyer pursuant to the Repurchase Agreement.

“Purchased Mortgage Loan” shall mean each Mortgage Loan, and/or any other evidence of ownership of a Mortgage Loan mutually agreed upon by the Buyer and the Seller and identified to the Custodian transferred or caused to be transferred by the Seller to the Buyer or its designee (including the Custodian) in a Transaction under the Repurchase Agreement and any Additional Purchased Mortgage Loans delivered pursuant to this Agreement.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Seller’s underwriting guidelines.

“Repurchase Agreement” shall have the meaning set forth in the first paragraph of the recitals hereto.

“Repurchase Date” shall mean, with respect to each Purchased Mortgage Loan, the date on which such Purchased Mortgage Loan is to be repurchased by the Seller pursuant to the Repurchase Agreement.

“Repurchase Release” shall have the meaning set forth in Section 11 hereof.

“Request for Release” shall have the meaning set forth in Section 7 hereof.

“Responsible Officer” shall mean, with respect to the Custodian, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Custodian customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Seller” shall mean MortgageIT Inc., a New York corporation, or its successors in interest or assigns.

“Takeout Commitment“ shall mean a commitment of Seller to sell one or more Mortgage Loans to an Approved Takeout Investor and the corresponding Approved Takeout Investor’s commitment back to Seller to effectuate the foregoing.

“Transaction” shall have the meaning set forth in the first paragraph of the recitals hereto.

“Trust Receipt” shall mean a trust receipt issued by the Custodian evidencing the Purchased Mortgage Loans it holds, in the form attached hereto as Exhibit 2 and delivered to the Buyer by the Custodian in accordance with Section 2 hereof.

“Wet-Ink Delivery Date” shall mean with respect to each Wet-Ink Mortgage Loan, no later than 5:00 p.m. (New York City time) on the seventh Business Day following the Purchase Date.

“Wet-Ink Mortgage Loan” shall mean a Purchased Mortgage Loan which is purchased by the Buyer simultaneously with the origination thereof by the Seller.

“Wet-Ink Trust Receipt” shall mean a trust receipt issued by Custodian evidencing Purchased Mortgage Loans which are Wet-Ink Mortgage Loans, substantially in the form attached hereto as Exhibit 10, and delivered to Buyer by Custodian in accordance with Section 3 hereof.

“Written Instructions” shall mean written communications received by the Custodian from an Authorized Representative of the Buyer or the Seller, including communications received by facsimile, or other telecommunications device capable of transmitting or creating a written record.

Section 2.                                            Deposit of Mortgage Loans; Effecting a Transaction.

(a)                                  With respect to each Purchased Mortgage Loan (other than a Wet-Ink Mortgage Loan), no later than 3:00 p.m. (New York City time) one Business Day prior to each Purchase Date, the Seller shall deliver or cause to be delivered to the Custodian (i) the Mortgage Files with respect to the related Purchased Mortgage Loans and (ii) the related Mortgage Loan Schedule.  With respect to each Wet-Ink Mortgage Loan, no later than 12 noon (New York City time) on the related Purchase Date, the Seller shall deliver or cause to be delivered to the Custodian the related Mortgage Loan Schedule listing the Wet-Ink Mortgage Loans.  On the Wet-Ink Delivery Date, the Seller shall deliver or cause to be delivered to the Custodian (i) the Mortgage Files with respect to the related Wet-Ink Mortgage Loans and (ii) the related Mortgage Loan Schedule.  No more than 200 Purchased Mortgage Loans shall be delivered to the Custodian on any one Business Day.

The Custodian shall deliver to the Buyer via electronic mail (with the original to follow), no later than 4:00 p.m. (New York City time) on the Purchase Date, a Mortgage Loan Schedule and Exception Report of all Mortgage Loans then held or to be held by the Custodian for the Buyer’s benefit (including Mortgage Loans to be purchased on such Purchase Date) in an electronic format acceptable to the Buyer, which schedule shall include all information included in the Mortgage Loan Schedule and such additional information as the Buyer and the Custodian may agree.

(b)                                 On each Purchase Date with respect to Purchased Mortgage Loans other than Wet-Ink Mortgage Loans, upon receipt of the Mortgage Loan Schedule and Exception Report from the Custodian, in form and substance acceptable to the Buyer, the Buyer shall transfer to the Seller immediately available funds in an amount equal to the related Purchase Price.  With respect to Wet-Ink Mortgage Loans, upon receipt of the Wet-Ink Trust Receipt and Mortgage Loan Schedule from the Custodian, in form and substance acceptable to the Buyer, the Buyer shall transfer to the Seller immediately available funds in an amount equal to the related Purchase Price.

(c)                                  On and after the Purchase Date for any Mortgage Loan, until the related Repurchase Date, as such date may be extended by Written Instructions signed by both the Buyer and the Seller and delivered to the Custodian, or until the Custodian shall receive a Notice of Default, the Custodian shall hold the Purchased Mortgage Loans related to such Transaction as the custodian and bailee for hire for the exclusive benefit of the Buyer and shall not act upon instructions of the Seller to deliver the Purchased Mortgage Loans other than as expressly provided in this Agreement.

(d)                                 Custodian shall deliver to Buyer, no later than 4:00 p.m. (New York City time) on the related Purchase Date, electronically followed by overnight courier a Mortgage Loan Schedule and Exception Report having appended thereto a schedule of all Mortgage Loans with respect to which Custodian has completed the procedures set forth in Section 3 hereof and certify that it is holding each related Mortgage File for the benefit of Buyer in accordance with the terms hereof (provided that the Custodian has timely received the items pursuant to Section 2(a) herein).

(e)                                  In addition to the foregoing, on the initial Purchase Date, the Custodian shall deliver to the Buyer, no later than 4:00 p.m. (New York City time), a Trust Receipt with a Mortgage Loan Schedule and Exception Report attached thereto (provided that the Custodian has timely received the items pursuant to Section 2(a) herein).  Each Mortgage Loan Schedule and Exception Report delivered by the Custodian to the Buyer shall supersede and cancel the Mortgage Loan Schedule and Exception Report previously delivered by the Custodian to the Buyer hereunder, and shall replace the then existing Mortgage Loan Schedule and Exception Report to be attached to the Trust Receipt.  Notwithstanding anything to the contrary set forth herein, in the event that the Mortgage Loan Schedule and Exception Report attached to the Trust Receipt is different from the most recently delivered Mortgage Loan Schedule and Exception Report, then the most recently delivered Mortgage Loan Schedule and Exception Report shall control and be binding upon the parties thereto.

Section 3.                                            Mortgage Loan Schedule or Exception Report.

No later than 4:00 p.m. (New York City time) on the Purchase Date (provided that the Custodian has timely received the items required pursuant to Section 2(a) herein), or with respect to Wet-Ink Mortgage Loans, by 5:00 p.m. (New York City time) on the Business Day following the Wet-Ink Delivery Date, the Custodian shall issue and deliver to the Buyer via facsimile a Mortgage Loan Schedule and Exception Report relating to the Purchased Mortgage Loans to the effect that with respect to each such Purchased Mortgage Loan, except as noted in any attached exception report, (i) all of the documents in paragraphs (a), (c), (e), (f), (g), and, to the extent provided, (b), (d), and (h) on Exhibit 1 attached hereto are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing document s, the information set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File as to (A) the name of the mortgagor, (B) the address of the Mortgaged Property, (C) the interest rate on the Mortgage Note, (D) the original principal amount of the Mortgage Note, and (E) the maturity date of the Mortgage Note; (iv) the Mortgage Note and the Mortgage, each bears an original signature or signatures purporting to be the signature or signatures of the person or persons named as the maker and mortgagor or grantor; or, in the case of certified copies of the Mortgage, if any, such copies bear a reproduction of such signature or signatures; (v) all signatures on the Mortgage properly relate to the Mortgage Note, as applicable, and the Custodian has examined the Mortgage for the completions of any required notarization and has verified that any rider or addendum properly relates to the Mortgage and that the signatures on any rider or addendum match the signatures on the Mortgage; (vi) the original principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Mortgage Note; (vii) if the Mortgage Note does not name the Seller as the holder or payee, the Mortgage Note bears original endorsements that complete the chain of ownership from the original holder or payee to the last endorsee (the “Last Endorsee”); (viii) if the Mortgage does not name the Seller or MERS as the mortgagee or beneficiary, the original of the Assignment of Mortgage from the named mortgagee or beneficiary bears the original signature purporting to be the signature of the named mortgagee or beneficiary (including any subsequent assignors) or in the case of copies certified by the Seller, such copies bear a reproduction of such signature or signatures and that the Assignment of Mortgage and any intervening assignments of mortgage complete the chain of title from the originator to the Last Endorsee; (ix) the Mortgagor name on the Assignment of Mortgage agrees with the related Mortgage Loan Schedule; (x) each Mortgage Note in its possession has been endorsed as provided in Exhibit 1 hereto; and (xi) each Assignment of Mortgage has been executed as provided in Exhibit 1 hereto.

With respect to each Wet-Ink Mortgage Loan, on or prior to 4:00 p.m. (New York City time) on the related Purchase Date, the Custodian shall issue to Buyer a Wet-Ink Trust Receipt certifying that the Custodian has received the Mortgage Loan Schedule identifying such Wet-Ink Mortgage Loans as Purchased Mortgage Loans.

With respect to any modifications or revisions occurring after the Purchase Date or the related Wet-Ink Delivery Date with respect to Wet-Ink Mortgage Loans, not later than the Business Day following each Purchase Date, the Custodian shall deliver to the Buyer a revised Mortgage Loan Schedule and Exception Report relating to the Purchased Mortgage Loans.

The Seller shall be solely responsible for providing each and every document required for each Mortgage File to the Custodian in a timely manner and for completing or correcting any missing, incomplete or inconsistent documents, and the Custodian shall not be responsible or liable for taking any such action, causing the Seller or any other person or entity to do so or notifying any Person (other than the Buyer to the extent specifically required in this Agreement) that any such action has or has not been taken.  The Custodian makes no representations as to and shall not be responsible to determine or verify (i) the validity, legality, enforceability, sufficiency, due authorization, filing of recording status or history, recordability, or genuineness of any document in any Mortgage File or any of the Purchased Mortgage Loans identified on the Mortgage Loan Schedule and Exception Report or (ii) the collectability, insurability, effectiveness or suitability of any such Purchased Mortgage Loan.  The Custodian shall not be required to review the content (except as necessary to certify its presence or absence) of any document described in the preceding paragraph except as expressly required herein in order to deliver the Mortgage Loan Schedule and Exception Report.

Section 4.                                            Obligations of the Custodian.

(a)                                  With respect to the Mortgage Files delivered to the Custodian or which come into the possession of the Custodian, following the related transfer pursuant to Section 2(b) above until the interests of the Buyer have been released pursuant to this Agreement, the Custodian is the custodian for the Buyer, exclusive ly.  The Custodian shall, following the related transfer pursuant to Section 2(b) above until the interests of the Buyer have been released pursuant to this Agreement, hold all documents received by it for the exclusive use and benefit of the Buyer and shall make disposition thereof only in accordance with this Agreement and the Written Instructions furnished by the Buyer.  The Custodian shall segregate and maintain continuous custody of the Mortgage Files in secure and fire-resistant facilities in accordance with customary standards for such custody.

(b)                                 The Custodian shall promptly notify the Buyer if (i) the Seller fails to pay any amount due to the Custodian under this Agreement or (ii) a Responsible Officer of the Custodian has actual knowledge that any Mortgage, pledge, lien, security interest or other charge or encumbrance has been placed on the Mortgage Files.

Section 5.                                            Additional Purchased Mortgage Loans.

(a)                                  The Seller may, from time to time, deliver to the Custodian one or more additional Mortgage Loans (each an “Additional Purchased Mortgage Loans”) as an addition to the Purchased Mortgage Loans already held by the Custodian with respect to a Transaction.  In such event, the Seller shall deliver to the Custodian the Mortgage File for each Additional Purchased Mortga ge Loans together with a Mortgage Loan Schedule, with a copy to the Buyer, stating that the Additional Purchased Mortgage Loan is being delivered with respect to an identified Transaction.  It is expressly understood and agreed that the Custodian shall have no duty to perform any valuation of collateral and shall have no responsibility to ascertain the adequacy of any Additional Purchased Mortgage Loans other than undertaking a review of the related Mortgage File in accordance with Section 3 hereof.

(b)                                 The Custodian shall deliver to the Buyer no later than one Business Day after receipt of such Additional Purchased Mortgage Loan and Mortgage Loan Schedule from the Seller, a Mortgage Loan Schedule and Exception Report that reflects the delivery of each Additiona l Purchased Mortgage Loan; provided that in the event that the Custodian does not receive the items required to be delivered pursuant to Section 5(a) above by no later than 3:00 p.m. (New York City time) on the Business Day prior to the date of delivery, then the Custodian shall deliver such Mortgage Loan Schedule and Exception Report within one Business Day after the date of delivery.  In issuing such Mortgage Loan Schedule and Exception Report, the Custodian shall employ the same procedures as set forth in Section 3 in reviewing the Mortgage Files.

Section 6.                                            Future Defects.

During the term of this Agreement, if the Custodian discovers any defect with respect to any Mortgage File, the Custodian shall give written specification of such defect to the Seller and the Buyer.  For purposes of this Section, “defect” shall mean a failure of a document to correspond to the information set forth in the applicable Mortgage Loan Schedule or the absence of a Mortgage File or any part thereof or any other document required pursuant to this Agreement.  The Seller shall be solely responsible for completing or correcting any missing, incomplete or inconsistent documents, and the Custodian shall not be responsible or liable for taking any such action, causing the Seller or any other person or entity to do so or notifying any Person that any such action has or has not been taken.

Section 7.                                            Release for Servicing.

(a)                                  From time to time and as appropriate for the servicing of any of the Purchased Mortgage Loans, the Custodian shall, upon receipt of a Request for Release of Documents and Receipt in the form of Exhibit 3 attached hereto (“Request for Release”), release or cause to be released to the Seller or the Seller’s Authorized Representative the related Mortgage File or the documents of the related Mortgage File set forth in such Request for Release.  The Seller shall send a copy of any such Request for Release to the Buyer.  Any document released to the Seller or the Seller’s Authorized Representative pursuant to a Request for Release shall be returned to the Custodian no later than 10 Business Days from the date on such Request for Release, and the Custodian shall notify the Buyer of any failure by the Seller to so return any such document.

All Mortgage Files or documents from Mortgage Files released by the Custodian to the Seller or, upon the Seller’s Written Instructions, the Seller’s Authorized Representative, pursuant to this Section 7 shall be held by the Seller or the Seller’s Authorized Representative, as applicable, in trust for the benefit of the Buyer.  The Seller or the Seller’s Authorized Representative, as applicable, shall return to the Custodian the Mortgage File or other such documents from Mortgage Files when the need therefor in connection with such servicing no longer exists (but in any event no later than 10 Business Days from the date on such Request for Release), unless the Mortgage Loan shall be liquidated, in which case, the Seller or, if the Mortgage File or documents were released to the Seller’s Authorized Representative, the Seller’s Authorized Representative shall deliver to the Custodian an additional Request for Release that has been acknowledged and agreed to by the Buyer certifying such liquidation.  Upon receipt of the related Mortgage File or other such documents from the Seller, the Custodian shall return the related Request for Release to the Seller, with a copy to the Buyer, acknowledging receipt of such Mortgage File or other such documents.

Section 8.                                            Limitation on Release.

The foregoing Section 7 shall be operative only to the extent that at any time the Custodian shall not have released to the Seller or the Seller’s Authorized Representative in total active Mortgage Files or documents (including those requested) pertaining to ten Mortgage Loans at the time being held by the Custodian under this Agreement.  If ten Mortgage Loans or more have been, and remain released to the Seller at the time of request, the Mortgage Note and/or Assignment of Mortgage or any additional Mortgage Files or documents requested to be released by the Seller or the Seller’s Authorized Representative may be released only upon the written acknowledgment of the Request for Release by the Buyer.  The limitations of this paragraph shall not apply to the release of Mortgage Files to the Seller or, upon the Seller’s Written Instructions, the Seller’s Authorized Representative, under Section 9 below.

Section 9.                                            Release for Payment ; Takeout Provisions; Funding by a Takeout Investor.

(a)                                  Release for Payment.  Upon the payment in full, liquidation or repurchase of any Mortgage Loan, and upon receipt by the Custodian of a Request for Release certifying that all proceeds related to such payment in full, liquidation, or repurchase have been received (provided that the Seller shall have delivered a copy of such Request for Release to the Buyer and the Custodian shall not have received a Notice of Default from the Buyer), the Custodian shall promptly release the related Mortgage File to the Seller or, upon the Seller’s Written Instructions, the Seller’s Authorized Representative.  After such release the Custodian shall amend the Mortgage Loan Schedule and Exception Report to reflect the release of the applicable Mortgage Loan and shall deliver to the Buyer such amended Mortgage Loan Schedule and Exception Report.

(b)                                 Takeout Provisions.  Fund ing by a Takeout Investor.

(i)                                     Seller shall provide to Custodian a completed Request for Release (signed by the Seller and acknowledged by the Buyer) with respect to the related Committed Mortgage Loans.  The Mortgage Files relating to the Committed Mortgage Loans included in a Request for Release shall be sent for delivery by Custodian to the applicable Approved Bailee specified by the Seller to Buyer and Custodian in writing by 5:00 p.m. (New York City time) on the Business Day following the Business Day on which the completed Request for Release is received by Custodian.  In the event that the Request for Release is not received prior to 12 noon New York City time, Custodian shall use reasonable efforts to effect same day shipment of the related Mortgage Files, but in any event shall send such Mortgage Files on the following Business Day.  Such Mortgage Files shall be sent via overnight courier at the Seller’s expense in accordance with the Seller’s delivery instructions on the Request for Release and under cover of a fully completed Notice of Bailment prepared by Custodian in accordance with the terms of the Bailee Letter.  Custodian shall not deliver any Mortgage File to any potential Approved Bailee unless such Approved Bailee was identified by the Seller to Buyer and Custodian on the Purchase Date in the Mortgage Loan Schedule or as otherwise agreed to in writing by Buyer (with a copy to Custodian) pursuant to the terms hereof.  Custodian shall deliver such documents accompanied by a Bailee Letter (to be prepared by Seller and sent to Buyer and Custodian for execution) to the Approved Bailee.  The location of the Approved Bailee’s office specified on the Notice of Bailment may only be changed with the prior written approval of Buyer.

(ii)                                  At any time following the delivery of a Request for Release, in the event Custodian becomes aware of any defect with respect to a related Mortgage File or the related forms, including the return of documents to Custodian from an Approved Bailee due to a defect in such documents, the Custodian shall give prompt oral or electronic notice of such defect to Buyer, followed by a written specification thereof to Buyer within one Business Day.  In addition, Custodian shall provide a Bailee Violation Letter to Buyer and the Approved Bailee in the event that Buyer notifies Custodian that any documents remain in the possession of an Approved Bailee for thirty days and the related Mortgage Loans have not been purchased by Approved Bailee prior to such date.

(iii)                               On the Anticipated Settlement Date, unless Custodian receives on or prior to such Anticipated Settlement Date a Notice of Default or Written Instructions from both Buyer and Seller that the Anticipated Settlement Date has been extended, Buyer irrevocably instructs Custodian to release to the Approved Bailee the Purchased Mortgage Loans with respect to such Transaction with a fully completed Notice of Bailment.  Notwithstanding anything to the contrary herein, in the event the Purchased Mortgage Loans are repurchased prior to the related Anticipated Settlement Date pursuant to the Repurchase Agreement, Buyer irrevocably instructs Custodian, upon receipt of written notice thereof from Buyer, to release to Seller such Purchased Mortgage Loans as more particularly described in Section 9(a) above.

(iv)                              In the event that an Approved Takeout Investor rejects a Mortgage Loan for purchase pursuant to a Takeout Commitment for any reason whatsoever, Custodian shall promptly notify Buyer and Seller upon receipt of the returned Mortgage File or notification from the Approved Takeout Investor (and Custodian shall provide to Buyer the loan identification number).

Section 10.                                      Covenants of the Seller.

The Seller covenants to the Buyer as of the date that any Mortgage File documents are released to the Seller or the Seller’s subservicer pursuant to a Request for Release that:

(a)                                  if the Request for Release has been submitted for the release of a Purchased Mortgage Loan that has been paid in full, all amounts received in connection with the payment in full of the Purchased Mortgage Loan have been credited to the Buyer as provided in the Repurchase Agreement;

(b)                                 if item No. 1 has been checked on the Request for Release, the Repurchase Price for the applicable Purchased Mortgage Loan has been credited to the Buyer as provided in the Repurchase Agreement; and

(c)                                  if item No. 4 has been checked on the Request for Release, all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Buyer pursuant to the Repurchase Agreement.

Section 11.                                      Repurchase Date.

The Seller shall provide the Buyer and the Custodian with Written Instructions prior to 10:00 a.m. (New York City time) on each Repurchase Date on which the Seller intends to remove Purchased Mortgage Loans from the repurchase facility governed by the Repurchase Agreement, which Written Instructions shall include a schedule of Purchased Mortgage Loans to be removed on such date (unless all Purchased Mortgage Loans are to be removed, in which case the Written Instructions shall indicate this fact).  The Buyer shall send a Repurchase Release in the form of Exhibit 8 hereto (a “Repurchase Release”) to the Seller and the Custodian by 10:00 a.m. (New York City time) on the Repurchase Date listing the Purchased Mortgage Loans to be released on such Repurchase Date.  On the Repurchase Date for each Transaction, unless the Custodian receives on the Business Day prior to such Repurchase Date a Notice of Default from the Buyer or Written Instructions from both the Buyer and the Seller that the Repurchase Date has been extended, the Buyer hereby irrevocably instructs the Custodian to release to the Seller or its designee the Purchased Mortgage Loans designated in such Repurchase Release upon receipt of notification by the Custodian from the Buyer that it has received the Repurchase Price.  The Buyer shall notify the Custodian immediately upon confirmation that the Seller has transmitted the Repurchase Price.

Section 12.                                      Transfer of Purchased Mortgage Loans Upon Termination of a Transaction.

If the Custodian is furnished with Written Instructions in the form of Exhibit 8 attached hereto (i) from the Buyer and the Seller that a Transaction with respect to the Repurchase Agreement has been terminated, or (ii) from the Buyer that an Event of Default under the Repurchase Agreement has occurred as to any or all of the Purchased Mortgage Loans, the Custodian shall release to such Persons as are designated in such Written Instructions the Mortgage Files relating to the Purchased Mortgage Loans that are no longer subject to the Transaction, and shall deliver to the Buyer an updated Mortgage Loan Schedule and Exception Report listing all of the Purchased Mortgage Loans still subject to a Transaction.

Section 13.                                      Shipment of Documents.

Written Instructions as to the method of shipment and shipper(s) that Custodian is directed to utilize in connection with transmission of Mortgage Files in the performance of the Custodian’s duties hereunder shall be delivered by the Seller or the Buyer to Custodian prior to any shipment of any Mortgage Files hereunder.  The requesting party will arrange for the provision of such services at its sole cost and expense (or, at such party’s option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with such Written Instructions) and will maintain such insurance against loss or damage to the Mortgage Files as the requesting party deems appropriate.  Without limiting the generality of the provisions of Section 20 below, it is expressly agreed that in no event shall Custodian have any liability for any losses or damages to any person, arising out of actions of Custodian in accordance with instructions of the requesting party, unless such performance constitutes negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees.  In the absence of Written Instructions from the Seller or the Buyer, the Custodian shall not ship the related Mortgage Files.

Section 14.                                      Examination and Copies of Mortgage Files.

Upon the written request of the Buyer, Buyer and its respective agents, accountants, attorneys, auditors and prospective purchasers will be permitted, upon one Business Day’s prior notice, during normal business hours to examine the Mortgage Files and any other documents, records and papers in the possession of or under the control of the Custodian relating to any or all of the Purchased Mortgage Loans.  The Seller shall be responsible for any reasonable expenses in connection with such examinations.

Upon the written request of the Seller or the Buyer, the Custodian shall provide such party, at such party’s expense, with copies of the Mortgage Notes, Mortgages, Assignment of Mortgages and other documents relating to one or more of the Mortgage Loans.

Section 15.                                      Insurance of the Custodian.

At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond, errors and omissions insurance and document hazard insurance.  All such insurance shall be in amounts, with standard coverage and subject to standard deductibles, all as is customary for insurance typically maintained by institutions which act as custodian.  A certificate of an Authorized Representative of the Custodian shall be furnished to the Seller and the Buyer, upon written request, stating that such insurance is in full force and effect.

Section 16.                                      Periodic Statements.

Upon the reasonable Written Instructions of the Buyer or the Seller at any time, at the expense of the Sellers, the Custodian shall provide to the Buyer or the Seller, as the case may be, a list of all the Purchased Mortgage Loans for which the Custodian holds a Mortgage File.

Section 17.                                      Fees and Expenses of the Custodian.

The Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Seller, the payment of which fees, together with the Custodian’s expenses (including legal fees and expenses) in connection herewith, shall be solely the obligation of the Seller.

The foregoing obligation to pay the Custodian its fees and reimburse the Custodian for its expenses in connection with services provided by the Custodian hereunder shall survive any resignation or removal of the Custodian (for all fees and expenses incurred prior to such resignation or removal) or the termination or assignment of this Agreement.

Section 18.                                      Custodian Representations.

The Custodian (and any successor Custodian subject to this Agreement as of the date of appointment of such custodian) hereby represents and warrants as of the date hereof and as of each date it delivers a Mortgage Loan Schedule and Exception Report that:

(a)                                  The Custodian is (i) a national banking association duly authorized, validly existing and in good standing under the laws of the United States and (ii) duly qualified and in good standing and in possession of all requisite authority, power, licenses, permits and franchises in order to execute, deliver and comply with its obligations under the terms of this Agreement;

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by the Custodian in the manner contemplated herein and the performance of and compliance with the terms hereof by it will not (i) violate, contravene or create a default under any applicable laws, licenses or permits, or (ii) violate, contravene or create a default under any charter document or bylaw of the Custodian;

(c)                                  The execution and delivery of this Agreement by the Custodian and the performance of and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent is required, it has been obtained;

(d)                                 This Agreement, and the original Trust Receipt issued hereunder (when executed and delivered by the Custodian) will constitute valid, legal and binding obligations of the Custodian, enforceable against the Custodian in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy or other debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

(e)                                  To the Custodian’s knowledge, there is no litigation pending which, if determined adversely to Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of Custodian hereunder;

(f)                                    The Custodian shall follow the Written Instructions of the Buyer, at the Buyer’s expense, to protect or maintain any interest in real property securing the Mortgage Loan subject to this Agreement and any insurance applicable thereto;

(g)                                 The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage Loans or Mortgage Files (other than the Custodian’s obligation to take possession of the Mortgage File for each Mortgage Loan in accordance with the terms of this Agreement); and

(h)                                 The Custodian is not controlled by, under common control with or otherwise affiliated with or related to Seller, and the Custodian covenants and agrees with Buyer that prior to any such affiliation in the future, it shall notify Buyer.

Section 19.                                      No Adverse Interest of the Custodian.

By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Purchased Mortgage Loan, and hereby waives and releases any such interest which it may have in any Purchased Mortgage Loan as of the date hereof.  The Purchased Mortgage Loans shall not be subject to any security interest, lien or right of set-off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Purchased Mortgage Loans.

Section 20.                                      Concerning the Custodian.

(a)                                  The Custodian shall have no duties or responsibilities except those specifically set forth herein.  The Custodian shall have no responsibility nor duty with respect to any Mortgage

Files while not in its possession.  If the Custodian requests instructions from the Buyer with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received Written Instructions from the Buyer with respect to a Mortgage File without incurring any liability therefore to the Buyer, the Seller or any other Person.

(b)                                 The Custodian shall not be liable for any action or omission to act hereunder except for its own negligence or lack of good faith or willful misconduct.  In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(c)                                  Without limiting the generality of the foregoing, the Custodian may conclusively rely upon and shall be fully protected in acting in good faith upon any Written Instructions, notice or other communication from the Buyer or Seller received by it and which it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this Agreement and its duties hereunder.

(d)                                 The Custodian shall not be liable to the Seller, the Buyer, or any other Person with respect to any action taken or not taken by it in good faith in the performance of its obligations under this Agreement.  The obligations of the Custodian shall be determined solely by the express provisions of this Agreement.  No representation, warranty, covenant, agreement, obligation or duty of the Custodian shall be implied with respect to this Agreement or the Custodian’s services hereunder.

(e)                                  The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded, are in the proper form for recordation or that they are not other than what they purport to be on their face.

(f)                                    No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the terms of this Agreement) in the performance of its duties under this Agreement if it shall have a good faith belief that repayment of such funds or indemnity satisfactory to it is not reasonably assured to it.

(g)                                 The Custodian shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities which are held to a standard of care of ordinary negligence, and this Section 20 shall not be interpreted to impose upon the Custodian a higher standard of care than that set forth in this sentence.

Section 21.                                      Indemnification.

(a)                                  Seller agrees to reimburse, indemnify and hold harmless the Custodian and its directors, officers, employees, or agents (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suit, costs, expenses, or disbursements of any kind or nature whatsoever including reasonable fees and expenses of counsel, court costs and costs of appeal that may be imposed on, incurred by, or asserted against it or them in any way in connection with or related to Custodian’s execution and performance of this Agreement and any transactions contemplated hereby, including but not limited to the claims of any third parties, including Buyer, except in the case of loss, liability or expense resulting from a Custodial Delivery Failure (as defined below), the Custodian’s negligence, lack of good faith or willful misconduct.  Such indemnification shall survive the termination of this Agreement and the resignation or removal of the Custodian hereunder.

(b)                                 In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other document related to a Purchased Mortgage Loan that was in its possession within two (2) Business Days after required or requested by Seller or Buyer, or otherwise determines that a document that it had previously certified as in its possession, is no longer in its possession, and that (i) such document is not outstanding pursuant to a Request for Release and Receipt in the form annexed hereto as Exhibit 3; and (ii) such document was held by the Custodian, as evidenced by a previously delivered Mortgage Loan Schedule and Exception Report, on behalf of Seller or Buyer, as applicable, (a “Custodial Delivery Failure”) then the Custodian shall (a) with respect to any missing Mortgage Note, promptly deliver to Buyer or Seller upon request, a Lost Note Affidavit in the form of Exhibit 9 hereto and (b) with respect to any missing document related to such Mortgage Loan, including but not limited to a missing Mortgage Note, indemnify the Seller and Buyer in accordance with the succeeding paragraph of this Section.

(c)                                  The Custodian agrees to indemnify and hold the Buyer and Seller, and their respective trustees, shareholders, officers, designees, successors and assigns harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, court costs and costs of appeal that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising from the claims of any third party in connection with or related to a Custodial Delivery Failure or the Custodian’s breach of this Agreement, or the negligence, lack of good faith or willful misconduct on the part of the Custodian.  The foregoing indemnification shall survive the termination of this Agreement and the resignation or removal of the Custodian hereunder.

Section 22.                                      Merger or Consolidation of Custodian.

Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 23.                                      Removal of the Custodian With Respect to Some or All of the Purchased Mortgage Loans.

Upon an Event of Default under the Repurchase Agreement the Buyer may (i) require, at the Seller’s expense, the Custodian to complete the endorsements on the Mortgage Notes in the name of the Buyer and to complete the Assignments of Mortgage in the name of the Buyer and/or (ii) remove and discharge the Custodian from the performance of its duties under this

Agreement with respect to some or all of the Mortgage Loans by 30 days’ written notice from the Buyer to the Custodian with a copy to the Seller.  In the event that the Buyer removes the Custodian from the performance of its duties under this Agreement with respect to all of the Mortgage Loans, the Buyer may, in its sole discretion, after notice to the Seller, either appoint a successor Custodian to act on behalf of the Buyer by written instrument, or terminate this Agreement.  In the event of any such new appointment, the Custodian shall promptly transfer to the successor Custodian or the Buyer, as directed by the Buyer, the applicable Mortgage Loan documents being administered under this Agreement.  In the event of any such appointment, the Buyer shall be responsible for the fees of the successor Custodian unless otherwise agreed by the Seller and the Buyer.

In the event of termination of this Agreement pursuant to this Section 23, the Custodian shall follow the reasonable Written Instructions of Buyer with respect to the disposition of the respective Mortgage Loan documents.  Concurrently with the transfer and release of all of the Mortgage Files by the Custodian, the Buyer shall submit the related Trust Receipts to the Custodian for cancellation.  Notwithstanding the foregoing, in the event that the Buyer terminates this Agreement with respect to some, but not all, of the Mortgage Loans, this Agreement shall remain in full force and effect with respect to any Purchased Mortgage Loans for which this Agreement is not terminated hereunder.  In addition, the Buyer and the Custodian may, at the sole option of the Buyer, enter into a separate custodial agreement which shall be mutually acceptable to the parties with respect to any or all or the Mortgage Loans with respect to which this Agreement is terminated.

Section 24.                                      Termination by the Custodian.

The Custodian may terminate its obligations hereunder upon 60 days’ prior written notice to the Buyer and the Seller.  Such resignation shall take effect upon (i) the appointment of a successor Custodian acceptable to the Buyer within such 60 day period; and (ii) delivery of all Mortgage Files to the successor Custodian or, if no successor Custodian has been appointed, to Buyer.

Upon such termination and appointment of a successor Custodian and surrender of all outstanding Trust Receipts, the Custodian shall (i) promptly transfer to the successor Custodian, as directed in writing by the Buyer, all Mortgage Files being administered under this Agreement, and (ii) if the endorsements on the Mortgage Notes and the Assignments of Mortgage have been completed in the name of the Custodian, assign the Mortgages and endorse without recourse the Mortgage Notes to the successor Custodian or as otherwise directed in writing by the Buyer.

Section 25.                                      Successors and Assigns.

This Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Neither Seller nor Custodian shall assign their respective rights or obligations hereunder or any interest therein without the prior written consent of Buyer.  The Buyer may assign its rights hereunder without the prior consent of either the Seller or the Custodian.

Section 26.                                      Authorized Representatives.

Each individual designated as an authorized representative of the Custodian, the Seller and the Buyer (each, an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Custodian, the Seller or the Buyer, respectively, (in each case subject to their designated limit of authority, if any) and the specimen signature for each such Authorized Representative of the Custodian, the Seller and the Buyer initially authorized hereunder is set forth on Exhibits 4, 5 and 6, respectively.  From time to time, the Custodian, the Seller and the Buyer may, by delivering to the other parties a revised exhibit, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.  The Seller shall deliver or cause to be delivered to the Custodian an Authorized Representatives exhibit for each subservicer designated by the Seller in connection with this Agreement; provided that the Custodian shall not recognize any request from the Seller’s subservicer unless and until the Seller has given the Custodian written notice identifying such subservicer and such Authorized Representatives exhibit is received by the Custodian.  The Custodian shall be entitled to rely conclusively upon (i) written notice from the Seller identifying a subservicer authorized to give instructions (including Written Instructions) under this Agreement until receipt of written notice from the Seller revoking such authority and (ii) the most recent Authorized Representatives exhibit delivered to it by a subservicer of the Seller until receipt of a superseding exhibit.  If the Custodian shall at any time receive conflicting instructions from the Seller and a subservicer of the Seller, the Custodian shall be entitled to rely on the instructions of the Seller.

Section 27.                                      Notices.

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address listed below, or such other address as may be specified in a notice of change of address hereafter received by the other:

SELLER:	Mortgage IT, Inc.
33 Maiden Lane
6th Floor
New York, New York 10038
Attention: Chief Operating Officer
Telephone: (212) 651-4691
Facsimile: (212) 651-4680

BUYER:	Merrill Lynch Commercial Finance Corp.
4 World Financial Center
10th Floor
New York, New York 10080
Attention: James B. Cason
Telephone: (212) 449-1219
Facsimile: (212) 449-3673

CUSTODIAN:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Mortgage Custody-MG030C
Telephone: (714) 247-6000
Facsimile: (714) 247-6082

All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.  Any such notice, demand or request shall be deemed to have been received on the date delivered to the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile or other telecommunication or electronic communication device, the date noted on the confirmation of such transmission).

Section 28.                                      Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at closing, and (iii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 29.                                      Amendments; Entire Agreement.

No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The Custodian shall not be required to execute any amendment which adversely affects its rights, duties, indemnities or immunities hereunder.

Section 30.                                      Entire Agreement; Severability.

This Agreement, together with the exhibits, annexes and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings with respect to those matters and transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 31.                                      Governing Law; Counterparts.

This Agreement shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

Section 32.                                      Submission to Jurisdiction.

With respect to any claim arising out of this Agreement each party (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and (b) irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.  Nothing herein will be deemed to preclude any party hereto from bringing an action or proceeding in respect of this Agreement in any jurisdiction other than as set forth in this Section 32.

IN WITNESS WHEREOF, the Buyer, the Seller and the Custodian have caused their name to be duly signed to this Custodial Agreement by their respective officers thereunto duly authorized, all as of the date first above written.

MERRILL LYNCH COMMERCIAL FINANCE CORP.,
Buyer

By:	/S/ JAMES B. CASON

Name:	JAMES B. CASON

Title:	VICE PRESIDENT

MORTGAGEIT, INC., Seller

By:	/S/ LARRY P. LEWIS

Name:	LARRY P. LEWIS

Title:	CHIEF OPERATING OFFICER

DEUTSCHE BANK TRUST NATIONAL COMPANY,
as Custodian

By:	/S/ JAMES W. HARNEY

Name:	JAMES W. HARNEY

Title:	VICE PRESIDENT

By:	/S/ ALMEE KEMMETER

Name:	Almee Kemmeter

Title:	Assistant Vice President